Exhibit 99.1

Virtu Announces Appointments of Co-Presidents and Expansion of Management Team

NEW YORK, May 4, 2020 (GLOBE NEWSWIRE) -- Virtu Financial, Inc. (NASDAQ: VIRT), a leading provider of financial services and products that leverages cutting edge technology to deliver liquidity to the global markets and provide execution services and data, analytics and connectivity products, today announced it has appointed Mr. Brett Fairclough and Mr. Joseph Molluso as Co-Presidents and Co-Chief Operating Officers of Virtu Financial.  Mr. Molluso will re-join Virtu after a brief period away from the company.

Mr. Fairclough was promoted to Chief Operating Officer and Global Head of Business Development at Virtu in September of 2019, where he has worked since 2007. He led our Asia Pacific operations from 2014-2019 and was the Chief Compliance Officer of Virtu’s broker-dealer subsidiaries from 2012-2014.

“Since assuming his expanded role last year, Brett has excelled in applying his market knowledge and expertise in driving results at Virtu,” said Douglas Cifu, Chief Executive Officer of Virtu.

Mr. Molluso rejoins Virtu after having served as its Chief Financial Officer from 2013 until October 2019. During his tenure as CFO, Mr. Molluso provided overall leadership to Virtu and played a key role in Virtu’s Initial Public Offering as well as the successful acquisitions and integrations of KCG Holdings, Inc. and Investment Technology Group, Inc.

“We are very pleased Joe is rejoining Virtu. His significant knowledge of Virtu from his many successful years at the company will allow him to have an immediate impact in his expanded role. Joe will join Brett as Co-President and Co-COO, Steve Cavoli our Global Head of Execution Services and the management team as we work to continue growing our businesses,” said Cifu.

Messrs. Cavoli, Fairclough and Molluso will report directly to Virtu’s CEO, Douglas Cifu.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding Virtu Financial, Inc.’s (“Virtu’s”, the “Company’s” or “our”) business that are not historical facts are forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, and if the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties, some or all of which are not predictable or within Virtu’s control, that could cause actual performance or results to differ materially from those expressed in the statements. Those risks and uncertainties include, without limitation: risks relating to the COVID-19 pandemic, including the possible effects of the economic conditions worldwide resulting from the COVID-19 pandemic and governmental and other responses thereto; fluctuations in trading volume and volatilities in the markets in which we operate; the ability of our trading counterparties and various clearing houses to perform their obligations to us; the performance and reliability of our customized trading platform; the risk of material trading losses from our market making activities; swings in valuations in securities or other instruments in which we hold positions; increasing competition and consolidation in our industry; the effect of the acquisition of Investment Technology Group, Inc. (“ITG”) on existing business relationships, operating results, and ongoing business operations generally; the significant costs and significant indebtedness that we have incurred in connection with the acquisition of ITG; the risk that we may encounter significant difficulties or delays in integrating the two businesses and the anticipated benefits, cost savings and synergies or capital release may not be achieved; the assumption of potential liabilities relating to ITG's business; the risk that cash flow from our operations and other available sources of liquidity will not be sufficient to fund our various ongoing obligations, including operating expenses, capital expenditures, debt service and dividend payments; regulatory and legal uncertainties and potential changes associated with our industry, particularly in light of increased attention from media, regulators and lawmakers to market structure and related issues; potential adverse results from legal or regulatory proceedings; our ability to remain technologically competitive and to ensure that the technology we utilize is not vulnerable to security risks, hacking and cyber-attacks; risks associated with third party software and technology infrastructure. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in forward-looking statements, see Virtu’s Securities and Exchange Commission filings, including but not limited to Virtu’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

About Virtu Financial, Inc.

Virtu is a leading financial services firm that leverages cutting-edge technology to provide execution services and data, analytics and connectivity products to its clients and deliver liquidity to the global markets. Leveraging its global market making expertise and infrastructure, Virtu provides a robust product suite including offerings in execution, liquidity sourcing, analytics and broker-neutral, multi-dealer platforms in workflow technology.  Virtu’s product offerings allow clients to trade on hundreds of venues across 50+ countries and in multiple asset classes, including global equities, ETFs, foreign exchange, futures, fixed income and myriad other commodities.  In addition, Virtu’s integrated, multi-asset analytics platform provides a range of pre and post-trade services, data products and compliance tools that clients rely upon to invest, trade and manage risk across global markets.

Contact

Investor Relations

Deborah Belevan, CPA, IRC

Virtu Financial, Inc.

investor_relations@virtu.com

Media Relations

Andrew Smith

media@virtu.com